UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2022

GALAXY GAMING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30653	20-8143439
(Commission File Number)	(IRS Employer Identification No.)

6480 Cameron Street Ste. 305
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-3254

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director; Compensatory Arrangement of Director

On and as of July 13, 2022, , the Board of Directors of Galaxy Gaming, Inc., a Nevada corporation (the “Company”), appointed Ms. Meredith Brill as a member of the Board, to serve as a Class II director with a term expiring twelve (12) months from her appointment date of July 13th or until the Company’s next annual meeting of the Company’s shareholders.

Upon her appointment, Ms. Brill was provided with the Company’s standard compensation for non-employee directors pursuant to a Board of Directors Service Agreement between the Company and Ms. Brill. On July 22, 2022, Ms. Brill and the Company entered into the First Amendment to Board Services Agreement (the form of which is filed as Exhibit 10.1 hereto).

Pursuant to the First Amendment, Ms. Brill elected not to accept a part of the stock compensation provided to her under the Directors Service Agreement. The revised Section 3 compensation for Ms. Brill’s service is included in the First Amendment. Except as specifically amended, all other terms of the Board Services Agreement remain unchanged.

Item 9.01.Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description of Exhibit

10.1	First Amendment to Board of Directors Service Agreement with Meredith Brill, Director
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2022

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer